SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 12, 2001

                            GB PROPERTY FUNDING CORP.
                                GB HOLDINGS, INC.
                        GREATE BAY HOTEL AND CASINO, INC.
             (Exact name of Registrant as specified in its Charter)

       Delaware                                              75-2502290
       Delaware                                              75-2502293
       New Jersey                 33-69716                   22-2242014
           -------------------------------------------------------
     (State or other juris-      (Commission               (IRS Employer
     diction of incorporation)    File Number)             Identification
                                                             Number)


                   c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                   Atlantic City, New Jersey                      08401
                  (Address of principal executive office)        (Zip Code)


            Registrant's telephone number including area code: (609) 441-4517


                                   Not Applicable
          -----------------------------------------------------------------
             (Former name and former address, as changed since last report)

Item 5.           Other Events

         The solicitation period for the solicitation of consents (the "Solicitation") for the purpose of amending the terms (the "Amendment") of the indenture governing the 11% First Mortgage Notes due 2005 (the "Notes") of GB Property Funding Corp. ("Funding") expired at 5:00 p.m. Eastern time on October 11, 2001. Holders of $108,109,000 principal amount representing approximately 98.3% of the Notes have consented to the Amendment. Funding, GB Holdings, Inc., Greate Bay Hotel and Casino, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, have entered into an Amended and Restated Indenture dated October 12, 2001 implementing the Amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GB PROPERTY FUNDING CORP.


Dated:  October 12, 2001                  By: /s/ Timothy A. Ebling
                                          Name:    Timothy A. Ebling
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer


                                          GB HOLDINGS, INC.


Dated:  October 12, 2001                  By: /s/ Timothy A. Ebling
                                          Name:    Timothy A. Ebling
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer


                                          GREATE BAY HOTEL AND CASINO, INC.


Dated:  October 12, 2001                  By: /s/ Timothy A. Ebling
                                          Name:    Timothy A. Ebling
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer